Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of March 8, 2021 (this “Agreement”), is made and given by Genasys Inc., a Delaware corporation (herein called “Debtor”), in favor of MUFG Union Bank, N.A., a national banking association (“Bank”).

As security for the payment and performance of all of Debtor’s obligations to Bank, including under that certain Loan Agreement dated as of the date hereof (“Loan Agreement”) between Debtor and Bank, regardless of the manner in which or the time at which such obligations arose or shall arise, whether direct or indirect, alone or with others, or absolute or contingent, Debtor hereby grants a continuing security interest in, and assigns and transfers to Bank, the following personal property, whether or not delivered to or in the possession or control of Bank or its agents, and whether now or hereafter owned or in existence, and all proceeds thereof (hereinafter called the “Collateral”):

All present and hereafter acquired personal property including but not limited to all accounts, chattel paper, Swap Contract (as defined herein), instruments, contract rights, general intangibles, goods, equipment, inventory, documents, certificates of title, deposit accounts, returned or repossessed goods, fixtures, commercial tort claims, insurance claims, rights and policies, letter of credit rights, investment property, supporting obligations, and the proceeds, products, parts, accessories, attachments, accessions, replacements, substitutions, additions, and improvements of or to each of the foregoing.

All patents patent applications and like protections including without limitation improvements divisions, continuations, renewals, reissues, extensions and continuations in part of the same, including without limitation the patents and patent applications set forth on Schedule I attached hereto (“Patents”); all trademark and servicemark rights whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks, including without limitation those set forth on Schedule II attached hereto (“Trademarks”); all amendments, renewals and extensions of any of the Copyrights, Patents, or Trademarks; all supporting obligations; and all proceeds, including insurance proceeds, of any of the foregoing.

In addition to the foregoing, “Collateral” shall include all accounts, general intangibles and all rights to payment of any kind relating to or otherwise arising in connection with or derived from any Swap Contract. As used herein, “Swap Contract” shall mean any swap, option, forward, spot or similar contract or agreement (or any combination thereof) relating to interest rates, foreign currencies or exchange rates, commodities, equities or securities, debt obligations or credit attributes, or other financial or economic measures or quantities, heretofore or hereafter entered into between Debtor and Bank or an affiliate of Bank that (x) is subject to the same master agreement or netting agreement as any Interest Rate Hedge, or (y) is subject to an instrument or agreement which recites that the obligations thereunder are secured hereby; together with and including any and all modifications, replacements, extensions and renewals thereof. As used herein, “Interest Rate Hedge” shall mean any interest rate swap, forward swap or swaption, or interest rate cap or collar transaction, or similar transaction, heretofore or hereafter entered into between Debtor and Bank or any affiliate of Bank with respect to all or any part of the indebtedness now or hereafter secured hereby in connection with or for the purpose of hedging or mitigating, fully or partially, interest rate risk under any debt instrument secured hereby.

Debtor agrees not to change its state of organization or name, as identified in the preamble to this Agreement, without Bank’s prior written consent.

1.    The term “credit” or “indebtedness” is used throughout this Agreement in its broadest and most comprehensive sense. Credit may be granted at the request of any one Debtor without further authorization by or notice to any other Debtor. Collateral shall be security for all nonconsumer indebtedness of Debtor to Bank in accordance with the terms and conditions herein. Any capitalized terms used but not defined herein shall have the meaning given to such term in the Loan Agreement.

2.    Debtor will: (a) pay when due all indebtedness to Bank; (b) execute such other documents and do such other acts and things as Bank may from time to time require to establish and maintain a valid perfected security interest in Collateral, including payment of all costs and fees in connection with any of the foregoing when deemed necessary by Bank; (c) furnish Bank such information concerning Debtor and Collateral as Bank may from time to time request, including but not limited to current financial statements; (d) keep Collateral separate and identifiable where such Collateral is currently located and permit Bank and its representatives to inspect Collateral and/or records pertaining thereto from time to time during normal business hours; (e) not sell, assign or create or permit to exist any lien on or security interest in Collateral in favor of anyone other than Bank unless Bank consents thereto in writing and at Debtor’s expense upon Bank’s request remove any unauthorized lien or security interest and defend any claim affecting the Collateral; (f) pay all charges against Collateral prior to delinquency including but not limited to taxes, assessments, encumbrances, insurance and diverse claims, and upon Debtor’s failure to do so Bank may pay any such charge as it deems necessary and add the amount paid to the indebtedness of Debtor hereunder; (g) protect, defend and maintain the Collateral and the perfected security interest of Bank and initiate, commence and maintain any action or proceeding to protect the Collateral; (h) reimburse Bank for any expenses, including but not limited to reasonable attorneys’ fees and expenses (including the allocated costs of Bank’s in-house counsel and legal staff) incurred by Bank in seeking to protect, collect or enforce any rights in Collateral; (i) when required, provide insurance in form and amounts and with companies acceptable to Bank and when required, assign the policies or the rights thereunder to Bank; (j) maintain Collateral in good condition and not use Collateral for any unlawful purpose; (k) perform all of the obligations of the Debtor under the Collateral and save Bank harmless from the consequence of any failure to do so; and (l) at its own expense, upon request of Bank, notify any parties obligated to Debtor on any Collateral to make payment to Bank upon the occurrence and during the continuation of an Event of Default, and Debtor hereby irrevocably grants Bank power of attorney to make said notifications and collections. Debtor hereby appoints Bank the true and lawful attorney of Debtor and authorizes Bank to perform any and all acts which Bank in good faith deems necessary for the protection and preservation of Collateral or its value or Bank’s perfected security interest therein, including, upon the occurrence and during the continuation of an Event of Default, transferring any Collateral into its own name and receiving the income thereon as additional security hereunder. Bank does not assume any of the obligations arising under the Collateral. Bank shall not be liable to Borrower (a) for any loss or damage sustained by Borrower or (b) for any loss, damage, depreciation or other diminution in the value of any of any Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by Bank of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of Bank, except, in each case, to the extent that the same is caused by its own gross negligence or willful misconduct.

3.    Debtor warrants that: (a) it is and will be the lawful owner of all Collateral free of all claims, liens, encumbrances and setoffs whatsoever, other than Permitted Liens; (b) it has the capacity to grant a security interest in Collateral to Bank; (c) all information furnished by Debtor to Bank heretofore or hereafter, whether oral or written, is and will be correct and true as of the date given; and (d) if Debtor is an entity, the execution, delivery and performance hereof are within its powers and have been duly authorized.

4.    The term “Event of Default” shall mean the occurrence of any of the following events: (a) an Event of Default as defined in the Loan Agreement; (b) material deterioration or impairment of the value of any of the Collateral; or (c) the deterioration of financial condition of Debtor which results in Bank deeming itself, in good faith and in its reasonable business judgment, insecure.

5.    Whenever an Event of Default exists, Bank, at its option, may: (a) without notice accelerate the maturity of any part or all of the indebtedness and terminate any agreement for the granting of further credit to Debtor; (b) sell, lease or otherwise dispose of Collateral at public or private sale; (c) transfer any Collateral into its own name or that of its nominee; (d) retain Collateral in satisfaction of obligations secured hereby, with notice of such retention sent to Debtor as required by law; (e) notify any parties obligated on any Collateral consisting of accounts, instruments, chattel paper, choses in action or the like to make payment to Bank and enforce collection of any Collateral; (f) file any action or proceeding which Bank may deem necessary or appropriate to protect and preserve the right, title and interest of the Bank in the Collateral; (g) require Debtor to assemble and deliver any Collateral to Bank at a reasonably convenient place designated by Bank; (h) apply all sums received or collected from or on account of Collateral, including the proceeds of any sale thereof, to the payment of the costs and expenses incurred in preserving and enforcing rights of Bank, including reasonable attorneys’ fees (including the allocated costs of Bank’s in-house counsel and legal staff), and indebtedness secured hereby in such order and manner as Bank in its sole discretion determines; Bank shall account to Debtor for any surplus remaining thereafter, and shall pay such surplus to the party entitled thereto, including any second secured party who has made a proper demand upon Bank and has furnished proof to Bank as requested in the manner provided by law; in like manner, Debtor agrees to pay to Bank without demand any deficiency after any Collateral has been disposed of and proceeds applied as aforesaid; and (i) exercise its banker’s lien or right of setoff in the same manner as though the credit were unsecured. Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code, as in effect in the State of Delaware, and in any jurisdiction where enforcement is sought, whether in said state or elsewhere. All rights, powers and remedies of Bank hereunder shall be cumulative and not alternative. No delay on the part of Bank in the exercise of any right or remedy shall constitute a waiver thereof and no exercise by Bank of any right or remedy shall preclude the exercise of any other right or remedy or further exercise of the same remedy.

6.    Debtor waives: (a) all right to require Bank to proceed against any other person including any other Debtor hereunder or to apply any Collateral Bank may hold at any time or to pursue any other remedy; Collateral, endorsers or guarantors may be released, substituted or added without affecting the liability of Debtor hereunder; (b) the defense of the Statute of Limitations in any action upon any obligations of Debtor secured hereby; (c) any right of subrogation and any right to participate in Collateral until all obligations secured hereby have been paid in full; and (d) to the fullest extent permitted by law, any right to oppose the appointment of a receiver or similar official to operate Debtor’s business.

7.    The right of Bank to have recourse against Collateral shall not be affected in any way by the fact that the credit is secured by a mortgage, deed of trust or other lien upon real property.

8.    The security interest granted herein is irrevocable and shall remain in full force and effect until there is payment in full of the indebtedness or the security interest is released in writing by Bank.

9.    Upon payment of all of the Indebtedness and performance of all of the Obligations, Bank shall execute UCC termination statements and such other documents as Borrower shall reasonably request to evidence the release of Bank’s lien relating to the Collateral.

10.    If more than one Debtor executes this Agreement, the obligations hereunder are joint and several. All words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require. Any married person who signs this Agreement expressly agrees that recourse may be had against his/her separate property for all of his/her obligations to Bank.

11.    This Agreement shall inure to the benefit of and bind Bank, its successors and assigns and each of the undersigned, their respective heirs, executors, administrators and successors in interest. Upon transfer by Bank of any part of the obligations secured hereby, Bank shall be fully discharged from any liability with respect to Collateral transferred therewith.

12.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such or the remaining provisions of this Agreement.

13.    This document may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. Delivery of a signature page to, or an executed counterpart of, this document by facsimile, email transmission of a scanned image, or other electronic means, shall be effective as delivery of an originally executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.

14.    The grant of a security interest in proceeds does not imply the right of Debtor to sell or dispose of any Collateral, except as permitted in the Loan Agreement.

15.    To the fullest extent permitted by law, in connection with any claim, cause of action, proceeding or other dispute concerning this Agreement (each, a “Claim”), Debtor expressly, intentionally and deliberately waives any right Debtor may otherwise have to trial by jury. In the event that the waiver of jury trial set forth in the preceding sentence is not enforceable under applicable law, Debtor agrees that any Claim, including any question of law or fact relating thereto, shall, at the written request of Bank, be determined by judicial reference pursuant to California Code of Civil Procedure Sections 638, et seq. Debtor and Bank shall select a single neutral referee, who shall be a retired state or federal judge. In the event that Debtor and Bank cannot agree upon a referee, the court shall appoint the referee. The referee shall report a statement of decision to the court. Nothing in this Section 15 shall limit the right of Bank at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. Debtor and Bank shall each bear one-half of the fees and expenses of the referee, unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation and enforceability of this Section 15. Debtor acknowledges that if a referee is selected to determine the Claims, then the Claims will not be decided by a jury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Debtor has caused this Agreement to be executed and delivered by its authorized representative as of the date first above written.

“Debtor” GENASYS INC., a Delaware corporation By: /s/ Dennis Klahn Name: Dennis Klahn Title: CFO

SCHEDULE I

Patents

Acoustic hailing device

Patent number: 9,693,148

Abstract: An acoustic hailing device includes an outer housing and a pair of compression drivers oriented in the outer housing adjacent one another. Each of the compression drivers includes two diaphragms oriented facewise relative to one another within each compression driver. One or more waveguide housings are coupled to the outer housing, the one or more waveguide housings forming a portion of a waveguide associated with each of the compression drivers. A pair of driver covers are each coupleable to one of the compression drivers, each of the driver covers forming another portion of the waveguide associated with each of the compression drivers.

Type: Grant

Filed: August 10, 2015

Date of Patent: June 27, 2017

Assignee: LRAD Corporation

Inventor: Hernan Lopez

Variable directivity loud hailing device

Patent number: 8,194,502

Abstract: A system and method for varying the directionality of an acoustic output of a loud hailing and warning device is disclosed. The method includes the operation of placing a sliding high-pass filter in a signal path of a transducer array having a frequency-dependant dispersion characteristic. A control is provided that varies a lower cutoff frequency of the sliding high-pass filter. The lower cutoff frequency of an electronic audio signal is variably controlled and sent to the transducer array to variably control the directionality of the acoustic output of the loud hailing and warning device.

Type: Grant

Filed: April 9, 2008

Date of Patent: June 5, 2012

Assignee: LRAD Corporation

Inventor: James J. Croft, III

Directional acoustic device

Patent number: 7,551,062

Abstract: A directional acoustic device configured for producing a directional output along an acoustic axis, including at least one transducer configured to create at least two wave trains which are directed along differing pathways by at least one wave guide, and so disposed that in directions more than ninety degrees off the acoustic axis the SPL of the output is greatly diminished by cancellation effects between the wave trains; improvement over previous gradient and quarter-wave pipe directional systems being enabled.

Type: Grant

Filed: September 14, 2007

Date of Patent: June 23, 2009

Assignee: American Technology Corporation

Inventors: James J. Croft, III, Wensen Liu, Clifton Wynn Thompson

SCHEDULE II

Trademarks

Mark: LRAD

Filed: September 24, 2003

Owned by: GENASYS INC.

Serial Number: 78304629

Mark: SOUNDSABER

Owned by: LRAD CORPORATION

Serial Number: 77002136

Mark: LONG RANGE ACOUSTIC DEVICE

Filed: August 13, 2008

Owned by: GENASYS INC.

Serial Number: 77546441

Mark: LRAD-RX

Owned by: LRAD CORPORATION

Serial Number: 77548433

Mark: ONE VOICE

Owned by: LRAD CORPORATION

Serial Number: 86194576

Mark: SOUND SHIELD

Filed: October 13, 2016

Owned by: GENASYS INC.

Serial Number: 87201969